CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2023	$1,926,000	$249.99

August 2020

Pricing Supplement No. 4,734

Registration Statement Nos. 333-221595; 333-221595-01

Dated August 14, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities and U.S. Equities

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust, which we refer to as the underlying shares, is at or above 60% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, however, the determination closing price of either of the underlying shares is less than its respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. However, if the final share price of either of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their investment, and the risk of receiving no quarterly interest over the entire 3-year term, with no possibility of being called out of the securities until after the initial 6-month non-call period. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying shares, the fact that the securities are linked to two underlying shares does not provide any asset diversification benefits and instead means that a decline of either of the underlying shares below the relevant downside threshold level will result in no contingent quarterly coupons, even if the other underlying shares close at or above their respective downside threshold level. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon barrier level or respective downside threshold level, as applicable, of either of the underlying shares will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	The VanEck Vectors® Gold Miners ETF (the “GDX Shares”) and the iShares® Silver Trust (the “SLV Shares”)
Aggregate principal amount:	$1,926,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	August 14, 2020
Original issue date:	August 19, 2020 (3 business days after the pricing date)
Maturity date:	August 17, 2023
Early redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this initial 6-month non-call period, if, on any redemption determination date, beginning on February 16, 2021, the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlying shares is below its respective initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.
Determination closing price:	With respect to each of the underlying shares, the closing price of such underlying on any redemption determination date or observation date (other than the final observation date), times the adjustment factor for such underlying on such redemption determination date or observation date, as applicable
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 16.80% (corresponding to approximately $42.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing price of either of the underlying shares is less than its respective coupon barrier level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or both of the underlying shares will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

• If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

•  If the final share price of either of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$943.20 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$15	$985
Total	$1,926,000	$28,890	$1,897,110

We also sold, pursuant to Pricing Supplement No. 4,730, a separate issuance of securities, being sold only to fee-based advisory accounts, with terms similar to those of this issuance but with a higher contingent quarterly coupon rate.

(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $15 for each security they sell. In addition, selected dealers and their financial advisors will receive a structuring fee of up to $2.50 and a distribution fee of $2 for each security from the agent or its affiliates. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017      Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:	Quarterly, beginning February 16, 2021, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:	Quarterly, beginning February 19, 2021 (approximately six months after the original issue date), as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Coupon barrier level:	With respect to the GDX Shares, $24.21, which is equal to 60% of its initial share price With respect to the SLV Shares, $14.748, which is equal to 60% of its initial share price
Downside threshold level:	With respect to the GDX Shares, $24.21, which is equal to 60% of its initial share price With respect to the SLV Shares, $14.748, which is equal to 60% of its initial share price
Initial share price:	With respect to the GDX Shares, $40.35, which is its closing price on the pricing date With respect to the SLV Shares, $24.58, which is its closing price on the pricing date
Coupon payment dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events. We also refer to August 14, 2023 as the final observation date.
Final share price:	With respect to each of the underlying shares, the closing price of such underlying on the final observation date times the adjustment factor for such underlying on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial share price to the respective final share price
Underlying performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61771BF25 / US61771BF256
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
November 16, 2020*	November 19, 2020*
February 16, 2021	February 19, 2021
May 14, 2021	May 19, 2021
August 16, 2021	August 19, 2021
November 15, 2021	November 18, 2021
February 14, 2022	February 17, 2022
May 16, 2022	May 19, 2022
August 15, 2022	August 18, 2022
November 14, 2022	November 17, 2022
February 14, 2023	February 17, 2023
May 15, 2023	May 18, 2023
August 14, 2023 (final observation date)	August 17, 2023 (maturity date)

* The securities are not subject to automatic early redemption until the second coupon payment date, which is February 19, 2021.

August 2020	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due August 17, 2023, With 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust, which we refer to as the underlying shares, is at or above 60% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, however, the determination closing price of either of the underlying shares is less than its respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. It is possible that the determination closing price of either of the underlying shares could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying shares were to be at or above their respective coupon barrier levels on some quarterly observation dates, one or both of the underlying shares may fluctuate below the respective coupon barrier level(s) on others. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. However, if the final share price of either of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. Investors will not participate in any appreciation in the price of either of the underlying shares.

Maturity:	Approximately 3 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 16.80% (corresponding to approximately $42.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

If on any observation date, the determination closing price of either of the underlying shares is less than its respective coupon barrier level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption beginning after six months:	If the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date, beginning on February 16, 2021 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon.

If the final share price of either of the underlying shares is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these

August 2020	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

August 2020	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $943.20.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

August 2020	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if each underlying closes at or above its respective coupon barrier level on each quarterly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities, and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective coupon barrier level on some quarterly observation dates, but one or both of the underlying shares close below the respective coupon barrier level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlying shares is below the respective coupon barrier level(s) on the related observation date.

Starting on February 16, 2021, when each of the underlying shares closes at or above its respective initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlying shares closes at or above its respective coupon barrier level on some quarterly observation dates, but one or both of the underlying shares close below the respective coupon barrier level(s) on the others, and at least one of the underlying shares closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlying shares is below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above its respective downside threshold level. At maturity, in addition to the contingent quarterly coupon with respect to the final observation date, investors will receive the stated principal amount.

August 2020	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some quarterly observation dates, but one or both of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlying shares is below the respective coupon barrier level(s) on the related observation date. On the final observation date, one or both of the underlying shares close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

August 2020	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date (starting after six months), (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning Approximately Six Months After the Original Issue Date)

August 2020	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

August 2020	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying shares on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price, coupon barrier level and downside threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

16.80% per annum (corresponding to approximately $42.00 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption:	If the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date, beginning approximately six months after the original issue date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.
Payment at Maturity (if the securities have not been automatically redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

If the final share price of either of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Stated Principal Amount:	$10
Hypothetical Initial Share Price:	With respect to the GDX Shares: $40.00 With respect to the SLV Shares: $25.00
Hypothetical Coupon Barrier Level:	With respect to the GDX Shares: $24.00, which is 60% of its hypothetical initial share price With respect to the SLV Shares: $15.00, which is 60% of its hypothetical initial share price
Hypothetical Downside Threshold Level:	With respect to the GDX Shares: $24.00, which is 60% of its hypothetical initial share price With respect to the SLV Shares: $15.00, which is 60% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $42.00 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price		Contingent Quarterly Coupon
	GDX Shares	SLV Shares
Hypothetical Observation Date 1	$30.00 (at or above coupon barrier level)	$18.00 (at or above coupon barrier level)	$42.00
Hypothetical Observation Date 2	$18.00 (below coupon barrier level)	$18.50 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	$25.00 (at or above coupon barrier level)	$10.00 (below coupon barrier level)	$0
Hypothetical Observation	$15.00 (below coupon barrier	$4.00 (below coupon barrier	$0

August 2020	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Date 4	level)	level)

On hypothetical observation date 1, each of the underlying shares closes at or above its respective coupon barrier level. Therefore, a contingent quarterly coupon of $42.00 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, one of the underlying shares closes at or above its respective coupon barrier level but the other underlying closes below its respective coupon barrier level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon barrier level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of either of the underlying shares is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or both of the underlying shares close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Price		Payment at Maturity
	GDX Shares	SLV Shares
Example 1:	$45.00 (at or above the downside threshold level)	$30.00 (at or above the downside threshold level)	$1,042.00 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$48.00 (at or above the downside threshold level)	$10.00 (below the downside threshold level)	$1,000 x ($10.00 / $25.00) = $400.00
Example 3:	$8.00 (below the downside threshold level)	$11.25 (below the downside threshold level)	$1,000 x ($8.00 / $40.00) = $200.00
Example 4:	$16.00 (below the downside threshold level)	$7.50 (below the downside threshold level)	$1,000 x ($7.50 / $25.00) = $300.00

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level and coupon barrier level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. Investors do not participate in any appreciation of either of the underlying shares.

In example 2, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share price of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The GDX Shares have increased 20% from their initial share price to their final share price, while the SLV Shares have declined 60% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the SLV Shares, which are the worst performing underlying in this example.

In example 3, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. The GDX Shares have declined 80% from their initial share price to their final share price, and the SLV Shares have declined 55% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the GDX Shares, which are the worst performing underlying in this example.

In example 4, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. The GDX Shares have declined 60% from their initial share price to their final share price, and the SLV Shares have declined 70% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the SLV Shares, which are the worst performing underlying in this example.

If the securities are not called prior to maturity and the final share price of EITHER of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing

August 2020	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

underlying at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

August 2020	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of either of the underlying shares is less than its downside threshold level of 60% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above 60% of its respective initial share price, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of either of the underlying shares is lower than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or both of the underlying shares could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by either of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent quarterly coupons, each of the underlying shares must close at or above its respective coupon barrier level on the applicable observation date. In addition, if either of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to the SLV Shares, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

August 2020	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

▪	The securities are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

▪	There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the securities. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

▪	Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodity that constitutes the SLV Shares, and, therefore, the value of the securities.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

August 2020	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

▪	The prices of the GDX Shares are subject to currency exchange risk. Because the prices of the GDX Shares are related to the U.S. dollar value of stocks underlying the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the NYSE Arca Gold Miners Index, the price of the GDX Shares will be adversely affected.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With two underlying shares, it is more likely that either of the underlying shares will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial share price on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one of the underlying shares.

August 2020	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

▪	The contingent quarterly coupon, if any, is based only on the determination closing prices of the underlying shares on the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying shares on quarterly observation dates, if the determination closing price of either of the underlying shares on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period even if the price of the other underlying was higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of either of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective downside threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon barrier levels and the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares, the underlying commodity with respect to the SLV Shares or the stocks constituting the share underlying index with respect to the GDX Shares,

o	whether the determination closing price of either of the underlying shares has been below its respective coupon barrier level on any observation date,

o	dividend rates on the stocks constituting the share underlying index with respect to the GDX Shares,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity or commodity markets generally and which may affect the prices of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor,

o	the composition of the GDX Shares and changes in the constituents of the GDX Shares, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlying shares at the time of sale is near or below its coupon barrier level and downside threshold level or if market interest rates rise.

The price of any or both of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or both of the underlying shares may decrease and close below the respective coupon barrier level(s) on each observation date so that you will receive no return on your

August 2020	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

investment, and one or both of the underlying shares may close below the respective downside threshold level(s) on the final observation dates so that you will lose more than 40% or all of your initial investment in the securities. There can be no assurance that the determination closing prices of both of the underlying shares will be at or above their respective coupon barrier levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that they will be at or above their respective downside threshold levels on the final observation date so that you do no suffer a significant loss on your initial investment in the securities. See “VanEck Vectors® Gold Miners ETF Overview” and “iShares® Silver Trust Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

August 2020	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the GDX Shares or the index tracked by the GDX Shares could adversely affect the value of the securities. The investment adviser to the VanEck Vectors® Gold Miners ETF, VanEck Associates Corporation (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the securities composing the VanEck Vectors® Gold Miners ETF. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities. NYSE Arca is responsible for calculating and maintaining the NYSE Arca Gold Miners Index. NYSE Arca may add, delete or substitute the securities constituting the NYSE Arca Gold Miners Index or make other methodological changes that could change the level of the NYSE Arca Gold Miners Index. NYSE ARCA may discontinue or suspend calculation or publication of the NYSE Arca Gold Miners Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued NYSE Arca Gold Miners Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities.

▪	The performance and market price of the SLV Shares and the GDX Shares, particularly during periods of market volatility, may not correlate with the performance of its underlying commodity, with respect to the SLV Shares, or the share underlying index or the component securities of the share underlying index, with respect to the GDX Shares, or the net asset value per share of the respective underlying shares. The SLV Shares do not

August 2020	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

fully replicate their underlying commodity and the GDX Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.

With respect to the SLV Shares, the underlying shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying shares or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SLV Shares sell its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV Shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of the SLV Shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

With respect to the GDX Shares, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the GDX Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the securities underlying the GDX Shares may impact the variance between the performances of the GDX Shares and the share underlying index.

Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the underlying shares may be disrupted or limited, or such components may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share, the performance of its underlying commodty, with respect to the SLV Shares, or the level of the NYSE Arca Gold Miners Index, with respect to the GDX Shares.

For all of the foregoing reasons, the performance of the SLV Shares may not correlate with the performance of its underlying commodity and the performance of the GDX Shares may not correlate with the performance of the share underlying index or the component securities of the share underlying index, and the performance of each of the underlying shares may not correlate with the performance of the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if the SLV Shares are underperforming its underlying commodity, the GDX Shares are underperforming the share underlying index or the component securities of the share underlying index and/or any of the underlying shares is trading below the net asset value per share of such underlying shares.

▪	Investing in the securities is not equivalent to investing in the underlying shares, in the commodity composing the SLV Shares or the securities composing the NYSE Arca Gold Miners Index or the GDX Shares. Investing in the securities is not equivalent to investing in the underlying shares, in the commodity that constitutes the SLV Shares, in the NYSE Arca Gold Miners Index (the “share underlying index”) or in the securities that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

or any other rights with respect to the underlying shares, in the commodity that constitutes the SLV Shares, in the share underlying index or the securities that constitute the share underlying index.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying shares, the underlying commodity with respect to the SLV Shares or the share underlying index with respect to the GDX Shares), including trading in the securities that constitute the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares, the underlying commodity and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the price at or above which such underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying) and (iii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity with respect to the final observation date (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlying shares on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon barrier levels and the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2020	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

VanEck Vectors® Gold Miners ETF Overview

The VanEck Vectors® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck Vectors® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck Vectors® Gold Miners ETF is accurate or complete.

Information as of market close on August 14, 2020:

Bloomberg Ticker Symbol:	GDX UP
Current Price:	$40.35
52 Weeks Ago:	$28.41
52 Week High (on 8/5/2020):	$44.53
52 Week Low (on 3/13/2020):	$19.00

The following graph sets forth the daily closing values of the GDX Shares for the period from January 1, 2015 through August 14, 2020. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on August 14, 2020 was $40.35. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the GDX Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the GDX Shares at any time, including the redemption determination dates or the observation dates.

GDX Shares– Daily Closing Prices January 1, 2015 to August 14, 2020

*The red line in the graph indicates both the downside threshold level and the coupon barrier level of $24.21, which is 60% of the initial share price.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

VanEck Vectors® Gold Miners ETF (CUSIP: 92189F106)	High ($)	Low ($)	Period End ($)
2015
First Quarter	22.94	17.67	18.24
Second Quarter	20.82	17.76	17.76
Third Quarter	17.85	13.04	13.74
Fourth Quarter	16.90	13.08	13.72
2016
First Quarter	20.86	12.47	19.98
Second Quarter	27.70	19.53	27.70
Third Quarter	31.32	25.45	26.43
Fourth Quarter	25.96	18.99	20.92
2017
First Quarter	25.57	21.14	22.81
Second Quarter	24.57	21.10	22.08
Third Quarter	25.49	21.21	22.96
Fourth Quarter	23.84	21.42	23.24
2018
First Quarter	24.60	21.27	21.98
Second Quarter	23.06	21.81	22.31
Third Quarter	22.68	17.57	18.52
Fourth Quarter	21.09	18.39	21.09
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter (through August 14, 2020)	44.53	36.17	40.35

This document relates only to the securities referenced hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of

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Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, American depositary receipts or global depositary receipts of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

August 2020	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the Silver Trust has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over time.

Information as of market close on August 14, 2020:

Ticker Symbol:	SLV UP
Current Stock Price:	$24.58
52 Weeks Ago:	$16.08
52 Week High (on 8/10/2020):	$27.00
52 Week Low (on 3/18/2020):	$11.21

The following graph sets forth the daily closing price of the SLV Shares for the period from January 1, 2015 through August 14, 2020. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter in the same period. The closing price of the SLV Shares on August 14, 2020 was $24.58. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the SLV Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the SLV Shares at any time, including the redemption determination dates or the observation dates.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

SLV Shares – Daily Closing Prices January 1, 2015 to August 14, 2020

*The red line in the graph indicates both the downside threshold level and the coupon barrier level of $14.748, which is 60% of the initial share price.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

iShares® Silver Trust (CUSIP: 46428Q109)	High ($)	Low ($)	Period End ($)
2015
First Quarter	17.61	14.84	15.93
Second Quarter	16.89	15.03	15.03
Third Quarter	14.99	13.56	13.87
Fourth Quarter	15.42	13.06	13.19
2016
First Quarter	15.16	13.17	14.68
Second Quarter	17.87	14.20	17.87
Third Quarter	19.60	17.62	18.20
Fourth Quarter	17.87	14.91	15.11
2017
First Quarter	17.44	15.44	17.25
Second Quarter	17.53	15.30	15.71
Third Quarter	17.10	14.73	15.74
Fourth Quarter	16.41	14.85	15.99
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter (through August 14, 2020)	27.00	16.71	24.58

This document relates only to the securities referenced hereby and does not relate to the SLV Shares. We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlying commodity (with respect to the SLV Shares):	Silver
Share underlying index (with respect to the GDX Shares):	The NYSE Arca Gold Miners Index
Share underlying index publisher (with respect to the GDX Shares):	NYSE Arca, or any successor thereof.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to either of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.
Trading day:	Trading day means, in respect of the SLV Shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the SLV Shares, such exchange or principal trading market for the SLV Shares that serves as the price-source for the SLV Shares) is open for trading during its regular session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Market disruption event:

With respect to the SLV Shares, market disruption event means:

(i)     the occurrence of existence of any of:

a.   a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.   a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion,

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Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

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Principal at Risk Securities

and

(ii)   a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the SLV Shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the GDX Shares, market disruption event means:

(i)     the occurrence or existence of any of:

(a)   a suspension, absence or material limitation of trading of the GDX Shares on the primary market for the GDX Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the GDX Shares as a result of which the reported trading prices for the GDX Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the GDX Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)   a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index for the GDX Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)   the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the GDX Shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

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the GDX Shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the GDX Shares or in the futures or options contract related to the share underlying index or the GDX Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the GDX Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the GDX Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the GDX Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the GDX Shares, see “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below.

Discontinuance of the SLV Shares; alteration of method of calculation:	If trading in the SLV Shares on every applicable national securities exchange is permanently discontinued or the SLV Shares are liquidated or otherwise terminated (an “SLV discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such SLV discontinuance or liquidation event is provided to holders of the SLV Shares under the terms of the SLV Shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.
Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation:

If trading in the GDX Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the VanEck Vectors® Gold Miners ETF is liquidated or otherwise terminated (a “GDX discontinuance or liquidation event”), the closing price of the GDX Shares on any trading day following the GDX discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the GDX Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such GDX discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the GDX Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the GDX discontinuance or liquidation event on which a closing price was available.

If, subsequent to a GDX discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the GDX Shares on any trading day following a GDX discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a GDX discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the GDX Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or

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materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal

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income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward

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or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

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Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain

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financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares or the underlying commodity with respect to the SLV Shares or the component stocks of the share underlying index with respect to the GDX Shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging, in futures and/or options contracts on the underlying shares or any of their constituents. Such purchase activity could potentially increase the initial share price of one or both of the underlying shares and, therefore, could increase (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the price at or above which such underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying) and (iii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity with respect to the final observation date (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either of the underlying shares on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of

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the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s

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      investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

We also sold, pursuant to Pricing Supplement No. 4,730, a separate issuance of securities, being sold only to fee-based advisory accounts, with terms similar to those of this issuance but with a higher contingent quarterly coupon rate.

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $15 for each security they sell. In addition, selected dealers and their financial advisors will receive a structuring fee of up to $2.50 and a distribution fee of $2 for each security from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 17, 2023, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust

Principal at Risk Securities

generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, the index supplement or in the prospectus.

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